Exhibit 5.1

55 Hudson Yards | New York, NY 10001-2163

T 212.530.5000

milbank.com

King Pubco, Inc.

875 Third Avenue

New York, New York 10022

August 10, 2021

Ladies and Gentlemen:

We have acted as counsel to King Pubco, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 of the Company (File No. 333-255121), as amended (the “Registration Statement”), filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 76,726,208 shares (the “Shares”) of common stock, par value $0.0001 per share, and 8,911,745 warrants (the “Warrants” and, together with the Shares, the “Securities”) to purchase common stock, par value $0.0001 per share, of the Company, issuable pursuant to the Agreement and Plan of Merger, dated March 12, 2021 (as amended, the “Merger Agreement”), by and among the Company, Cerberus Telecom Acquisition Corp., a Cayman Islands exempted company, King Corp Merger Sub, Inc., a Delaware corporation, King LLC Merger Sub, LLC, a Delaware limited liability company, and Maple Holdings Inc., a Delaware corporation.

In rendering the opinions expressed below, we have examined (i) the form of Second Amended and Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registration Statement, (ii) the form of Amended and Restated Bylaws filed as Exhibit 3.2 to the Registration Statement, (iii) the Registration Statement; (iv) the Merger Agreement, (v) the resolutions of the board of directors of the Company, and (vi) such corporate records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion (such agreements, certificates, records and other documents referred to in clauses (i)-(vi) above, collectively the “Documents”).

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement, the Merger Agreement and other documents as we have deemed necessary as a basis for such opinions.

For purposes of this opinion we have also assumed that, except in each case to the extent specifically set forth below with respect to the Company, each other party to the Documents (as applicable) is duly organized and validly existing under the laws of the jurisdiction of its organization, each such party has full power and authority (corporate or other) to execute, deliver and perform its obligations under such Documents, such Documents have been duly authorized by all necessary action on the part of such parties, such Documents have been duly executed and delivered by such parties and such Documents are the valid, binding and enforceable obligations of such parties. We have also assumed that (i) in connection with the issuance of the Securities, the Company will receive consideration in an amount not less than (x) in the case of the Shares, the aggregate par value of the Shares and (y) in the case of the Warrants, the aggregate par value of the Shares underlying the Warrants, in each case covered by each such issuance and (ii) before the issuance of the Securities, the conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Securities have been duly authorized by the Company, and upon issuance by the Company against payment in accordance with the terms of the Merger Agreement, will be validly issued, fully-paid and non-assessable.

The foregoing opinions are limited to matters involving the General Corporation Laws of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

/s/ Milbank LLP

Milbank LLP